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                                                                    EXHIBIT 10.2




                               DATED 8 APRIL 1999
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                           (1) THE PIONEER GROUP, INC.

                      (2) NATIONWIDE GLOBAL HOLDINGS, INC.

                             (3) PIONEER POWSZECHNE
                           TOWARZYSTWO EMERYTALNE S.A.




                    ----------------------------------------

                               SHARE SUBSCRIPTION
                                    AGREEMENT

                    ----------------------------------------
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                                TABLE OF CONTENTS

1. Definitions and interpretation..............................................1
2. Conditions..................................................................2
3. Conduct prior to Completion.................................................3
4. Actions following execution of this Agreement...............................4
5. Warranties..................................................................7
6. Costs.......................................................................7
7. Confidential Information....................................................8
8. Announcements...............................................................8
9. Waiver, forbearance and variation...........................................9
10. Governing Law, Language and Jurisdiction...................................9
11. Protection  of name.......................................................10
12. Severability..............................................................10
13. Entire agreement..........................................................10
14. Notices...................................................................10
15. Counterparts..............................................................12

Schedule 1 Words and Expressions..............................................13


Schedule 2. Events at Completion..............................................15

1. Pioneer's and the Society's Completion obligations.........................15
2. Nationwide's Completion obligations........................................15



DOCUMENTS IN THE AGREED TERMS:-

1. The amendments to the Articles,
2. The amendments to the by-laws of the Supervisory Board,
3. The Initial Budget,
4. The Initial Business Plan.
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THIS AGREEMENT is made on 8 April 1999


BETWEEN:-


(1) THE PIONEER GROUP, INC., a company duly established under Delaware law whose principal place of business is at 60 State Street, Boston, Massachusetts 02109, United States of America ("PIONEER");


(2) NATIONWIDE GLOBAL HOLDINGS, INC., a company duly established under Ohio law whose principal place of business is at One Nationwide Plaza, Columbus, Ohio 43215, United States of America ("NATIONWIDE"); and


(3) PIONEER POWSZECHNE TOWARZYSTWO EMERYTALNE S.A., a joint stock company duly established under Polish law whose registered office is at INTRACO, 29TH Floor, 2 Stawki Street, 00-193 Warsaw, Poland (the "SOCIETY").


WHEREAS:-


(A) The Society was registered with the Registration Court on 29th October 1998 with a share capital of PLN 34,000,000 divided into 340,000 shares of PLN 100 each. At the date of this Agreement, all of the shares of the Society have been issued and are owned by Pioneer.


(B) The Society's sole activity is the establishment and management of the Pioneer Open Pension Fund, an open pension fund in Poland established in accordance with the Pension Law.


(C) The parties have agreed that Nationwide will subscribe for 145,714 Subscription Shares for, in aggregate, the PLN equivalent of US$20,000,000 and otherwise on the terms set out in this Agreement, such Subscription Shares representing approximately 30% (thirty per cent.) of the share capital of the Society, as enlarged by the subscription of the Subscription Shares.


IT IS AGREED as follows:

1.    DEFINITIONS AND INTERPRETATION

1.1 In this Agreement the words and expressions set out in SCHEDULE 1 (WORDS AND EXPRESSIONS) have, unless the context otherwise requires, the meanings there provided for them.

1.2 The recitals and schedules form part of this Agreement and shall have the same force and effect as if set out in the body of this Agreement.


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1.3   Headings in this Agreement are inserted for convenience only and shall not affect its construction or interpretation.

1.4 Where appropriate, words denoting the singular shall include the plural and vice versa and words denoting any gender shall include the other genders.

1.5 References to recitals, schedules and clauses are to recitals and schedules to and clauses of this Agreement, unless otherwise stated.

1.6 References to any document or agreement (including this Agreement) include a reference to that document or agreement as varied, amended, supplemented, substituted, novated or assigned from time to time.

2.    CONDITIONS

2.1 Completion of the subscription of the Subscription Shares shall be conditional upon each of the following conditions having first been satisfied or waived:-

      2.1.1 a resolution or resolutions in terms to be agreed between the parties being passed at a general meeting of the Society or at a meeting of Supervisory Board, as appropriate, to (i) increase the share capital of the Society to allow for the subscription of the Subscription Shares, (ii) waive the pre-emption rights of Pioneer in respect of the subscription of the Subscription Shares, (iii) make amendments to the Articles in the agreed terms, (iv) (conditional on the agreed amendments to the Articles being registered by the Registration Court as referred to in CLAUSE
              2.1.3 below) make amendments to the by laws of the Supervisory Board in the agreed terms, (v) (conditional on the agreed amendments to the Articles being registered by the Registration Court as referred to in CLAUSE 2.1.3 below) appoint David Martin as a member of the Supervisory Board and (vi) amend the statutes of the Fund in terms to be agreed to reflect the changes in shareholders of the Society and the amendments to Articles, all as provided herein and in the Shareholders' Agreement;

      2.1.2 Confirmation being received from the Office for Protection of Consumers and Competition that it does not object to the subscription by Nationwide of the Subscription Shares;

      2.1.3 UNFE granting permission for (i) Nationwide to subscribe for the Subscription Shares , (ii) David Martin to be appointed a member of the Supervisory Board and (iii) the Articles and the statutes of the Fund to be amended as referred to in CLAUSE 2.1.1.; and

      2.1.4 registration by the Registration Court of (i) the increase in the share capital of the Society referred to in CLAUSE 2.1.1 and (ii) the amendments to the Articles in the agreed terms and notification to the Registration Court of (i) the appointment of David Martin as a Member of the Supervisory Board and (ii) the amendments to the statutes of the Fund in the agreed terms.


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2.2   Each party shall use all reasonable endeavours to procure (so far as it lies within its powers so to do) that each of the conditions set out in CLAUSE 2.1 (to the extent that such conditions are not waived) are fulfilled as soon as possible but in any event prior to 30 September 1999. Without prejudice to the generality of the above, each party will promptly provide all information reasonably requested by any court or governmental or regulatory agency so that such court or agency can give an approval to the transactions contemplated by this Agreement.

2.3 If each of the conditions set out in CLAUSE 2.1 shall not have been fulfilled (or waived) by 30 September 1999, this Agreement (other than the provisions of CLAUSES 7 (CONFIDENTIAL INFORMATION), 8 (ANNOUNCEMENTS), 10 (GOVERNING LAW, LANGUAGE AND JURISDICTION) and 11 (PROTECTION OF NAME) shall, unless the parties otherwise agree, thereupon automatically cease and terminate and none of the parties shall have any claim of any nature whatsoever against the other parties, save in respect of (i) any breach of the provisions of this Agreement or the Shareholders' Agreement or (ii) the return of the monies paid by Nationwide for the Subscription Shares pursuant to CLAUSE 4 (ACTIONS FOLLOWING EXECUTION OF THIS AGREEMENT).

3.    CONDUCT PRIOR TO COMPLETION

3.1 Prior to Completion and save for such steps as may be taken in anticipation of CLAUSE 4 (ACTIONS FOLLOWING EXECUTION OF THIS AGREEMENT), the Society shall, and Pioneer shall cause, so far as it is able, the Society to carry on business in the ordinary and normal course of business as a going concern and in accordance with the Initial Business Plan and the Initial Budget.

3.2 Without prejudice to the generality of CLAUSE 3.1, the Society shall not and Pioneer shall cause, so far as it is able, that the Society shall not prior to Completion without the prior written consent of Nationwide or except as expressly contemplated in this Agreement, the Shareholders' Agreement, the Initial Budget or the Initial Business Plan:

      3.2.1 declare or pay any dividend or make any other form of distribution to its shareholders;

      3.2.2 acquire or dispose of any shares, debentures or other securities in any other company or all of any Shares (other than the allotment of the Subscription Shares to Nationwide) or grant or acquire any option over any shares, debentures or other securities of the Society or make any commitment to do so;

      3.2.3   (except in the ordinary course of business) dispose of any assets;

      3.2.4 embark on a programme, submit any bid or tender or making any contract or commitment which is likely to involve more than US$ 100,000 (or its equivalent) by reference to (i) value, (ii) capital expenditure or non-recurring costs or (iii) liabilities or otherwise result in any material change in the nature of the operations and activities of the Society's business;


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      3.2.5   borrow any sum which would result in the aggregate borrowings of the Society increasing by more than US$ 100,000 (or its equivalent);

      3.2.6 enter into any new contract or vary any existing contract with Pioneer any other member of the Pioneer Group except as provided for in the Shareholders' Agreement, the Initial Business Plan or the Initial Budget;

      3.2.7 make, terminate or vary any employment agreement or employment-related arrangement with any member of the Management Board or Supervisory Board;

      3.2.8 amend the fee rates or structure, charging rates or structure or commission rates or structure of the Society or the Fund from those in the Initial Budget and Initial Business Plan;

      3.2.9 alter the Articles, the statutes of the Fund or the by laws of the Management Board or the Supervisory Board except as expressly contemplated in CLAUSE 2.1.1.; or

      3.2.10  (to the extent permitted by law) lend any sum to any third party.

3.3 In the period prior to Completion or, if earlier, the date on which the parties agree that the conditions set out in CLAUSE 2.2 will not be satisfied, the Society shall provide to Nationwide and Pioneer shall cause the Society to provide a copy of all information that:-

      3.3.1   Pioneer receives from the Society; and

      3.3.2 a copy of all information in whatever format provided by the Society to any governmental or other regulatory authority.

4.    ACTIONS FOLLOWING EXECUTION OF THIS AGREEMENT

4.1 As soon as practicable following the execution of this Agreement, the Society shall, and Pioneer shall cause that the Society shall, convene a Shareholders' Meeting of the Society at which Pioneer shall pass the resolution referred to in CLAUSE 2.1.1.

4.2 As soon as practicable following the passing at a general meeting of the Society or the Supervisory Board, as appropriate, of the resolution referred to in CLAUSE 2.1.1 to increase the share capital of the Society to allow for the subscription of the Subscription Shares and to amend the Articles in the agreed terms, Nationwide will execute a notarial statement if required pursuant to Polish law, in a form to be agreed between the parties and shall make a payment of US $20,000,000 to an account (the "ESCROW ACCOUNT") in name of the Society at Citibank Poland S.A. in Warsaw ("CITIBANK") in respect of the subscription monies payable for the Subscription Shares. The terms on which the Escrow Account will be operated will be agreed between the parties and Citibank as soon as practicable following the signing of this Agreement but such terms shall be consistent, so far as is practicable with the following principles:-


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      4.2.1   the Escrow Account will be a US$ account in the sole name of the
              Society;

      4.2.2   funds received into the Escrow Account will be held in US$;

      4.2.3 no payments will be made from the Escrow Account except on the joint written instructions of Nationwide and the Society;

      4.2.4 if the conditions in CLAUSE 2.1.2 AND 2.1.3 are satisfied or waived then Nationwide and the Society will give written instructions to Citibank to transfer the monies payable for the Subscriptions Shares to the Society;

      4.2.5   in the event that

                  (i) the applications for the permissions and confirmations referred to in CLAUSES 2.1.2 AND 2.1.3 are rejected; or

                  (ii) the applications for such permissions and confirmations are withdrawn;

              and if Pioneer and Nationwide agree in writing not to proceed further with the applications for such permissions, confirmations or registrations, the Society and Nationwide shall as soon as practicable, and in any event within 2 Business Days of the happening of such agreement, give written instructions to Citibank to return to Nationwide all the subscription monies paid for the Subscription Shares pursuant to CLAUSE 4.2 together with any other sum properly payable to Nationwide. Notwithstanding the above the parties agree that if the conditions in CLAUSE 2.1.2 and 2.1.3 are not satisfied or waived by 30th September 1999, the written instructions to Citibank to return the subscription monies and the other sums to Nationwide referred to above shall be given to Citibank by no later than the close of business (Warsaw Time) on 1st October 1999;

      4.2.6 all interest which accrues on any sum in the Escrow Account will be paid to Nationwide;

      4.2.7 all costs charged by Citibank to administer the Escrow Account shall be paid by Nationwide.

4.3 As soon as practicable following the payment by Nationwide to the Escrow Account for the Subscription Shares in accordance with CLAUSE 4.2, the parties will make applications for the permissions and confirmations referred to in CLAUSES 2.1.2 and 2.1.3 (to the extent such permissions and confirmation have not already been applied for). Nationwide hereby confirms that it has already applied for the confirmation referred to in CLAUSE 2.1.2.

4.4   As soon as practicable following:


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      4.4.1   confirmation being received from the Office for the Protection of
              Consumers and UNFE that they have given the confirmations and permissions referred to in CLAUSES 2.1.2 and 2.1.3; and

      4.4.2 the Society receiving payment for the Subscription Shares from the Escrow Account,

      the Society shall make the appropriate application to the Court for the registrations referred to in CLAUSE 2.1.4.

4.5 Completion shall take place at the Offices of Cameron McKenna Sp. z o.o. Warsaw Financial Centre, ul. Emilii Plater 53, Warsaw (or wherever else the Parties agree in writing) on the 5th Business Day following satisfaction of all of the conditions in CLAUSE 2.1. or such earlier date on which the parties agree in writing. At Completion, the Parties shall perform their respective Completion obligations set out in SCHEDULE 2 (COMPLETION OBLIGATIONS).

4.6   In the event that:

      4.6.1 (following the payment of the subscription monies to the Society out of the Escrow Account) the resolutions referred to in CLAUSE
              2.1 are not passed;

      4.6.2 the application for the registration referred to in CLAUSE 2.1.4 is rejected; or

      4.6.3 Pioneer and/or the Society fail to perform the obligations to be performed by them at Completion as set out in CLAUSE 4.5 and
              SCHEDULE 2 (COMPLETION OBLIGATIONS)

      the Society shall, and Pioneer shall cause that the Society shall, as soon as practicable and in any event within 2 Business Days of the happening of such event pay to Nationwide the sum of US$ 20,000,000. If the conditions in CLAUSE 2.1 are not satisfied by 30th September 1999 such payment shall be made by no later than the close of business (Warsaw Time) on 1st October 1999.

4.7   Notwithstanding Completion:

      4.7.1 each provision of this Agreement (and any other document referred to in it) not performed at or before Completion but which remains capable of performance;

      4.7.2   the Warranties; and

      4.7.3 all covenants and other undertakings contained in or entered into pursuant to this Agreement will remain in full force and effect and (except as otherwise expressly provided) without limit in time.


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4.8   Pioneer hereby confirms that it waives all and any rights of pre-emption it has in respect of the subscription of the Subscription Shares by Nationwide.

5.    WARRANTIES

5.1 The Society hereby warrants to Nationwide as at the date of this Agreement and as at Completion that:

      5.1.1 it has full power to enter into this Agreement and the other agreements to be entered into by it pursuant to this Agreement each of which constitutes (or will when executed constitute) binding obligations on the Society in accordance with their respective terms.

      5.1.2 Pioneer is the sole owner of 340,000 Shares free from Encumbrances created by the Society and such Shares represent the entire issued share capital of the Society. There is no Encumbrance on, over or affecting any unissued shares of the Society and no person (other than Nationwide) has the right (exercisable now or in the future of whether contingent or not) to call for the issue of any share capital of the Society;

      5.1.3 the Subscription Shares will, when issued, be free from Encumbrances and no person (other than Nationwide) will have any right to call for their delivery.

5.2 The Society hereby warrants as at Completion that it has obtained all necessary corporate and other consents and approvals in relation to the performance of this Agreement and the other documents to be executed by it at Completion and accordingly it has full power to perform this Agreement and such other agreements.

5.3 Nationwide hereby warrants to the Society as at the date of this Agreement and as at Completion that it has full power to enter into this Agreement and the other agreements to be entered into by it pursuant to this Agreement each of which constitutes (or will when executed constitute) binding obligations on Nationwide in accordance with their respective terms.

5.4 Nationwide hereby warrants as at Completion that it has obtained all necessary corporate and other consents and approvals in relation to the performance of this Agreement and the other documents to be executed by it at Completion and accordingly it has full power to perform this Agreement and such other agreements.

6.    COSTS

6.1 Any stamp duty payable on the subscription by Nationwide of the Subscription Shares shall be paid as to 50% by Nationwide and 50% by Pioneer. All notarial fees and court fees payable in respect of any action required in connection with this Agreement, including but not limited to the passing of the resolution referred to in CLAUSE 2.1.1 or the registration referred to in CLAUSE 2.1.4 shall be payable the Society. All fees payable to Citibank in connection with the operation of the account referred to in CLAUSE 4.2 and all notarial fees payable in respect of the agreement referred to in CLAUSE 4.2 shall be payable by Nationwide.


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6.2   All other costs, legal fees and other expenses incurred in the negotiation, preparation and execution of this Agreement shall be borne and paid by the party which incurred them.

7.    CONFIDENTIAL INFORMATION

7.1 Each of the parties undertakes to the others that it shall not (and shall procure that none of its Associates shall) disclose to any person (other than those persons (including that party's professional advisers) whose province it is to know the same on a "need-to-know" basis for the proper implementation of this Agreement) or use or exploit for any purpose whatever any of the trade secrets or confidential knowledge or information or any financial or trading information ("CONFIDENTIAL INFORMATION") relating to the business or affairs of the other parties (or their Associates) which the relevant parties may receive or obtain as a result of negotiating or entering into this Agreement, and shall use its reasonable endeavours to prevent its (and their) employees and agents from so acting.

7.2 Each party shall (and shall procure their Associates shall) (i) procure that anyone coming into receipt of Confidential Information shall be informed upon receipt that such information is Confidential Information and (ii) use their reasonable endeavours to procure that any person to whom disclosure is made under (i) of this clause shall comply with the provisions of this CLAUSE 7 in respect of such Confidential Information as if they were a party to this Agreement.

7.3 The restrictions in this clause shall continue to apply for a period of three years after the expiration or sooner termination of this Agreement but shall cease to apply to information or knowledge which:-

      7.3.1 may properly come into the public domain through no fault of or breach of this Agreement by the party so restricted; or

      7.3.2 a party (or other person properly receiving the information consistent with CLAUSE 7.1) is required to disclose by law or by order of any court or by any competent governmental or other regulatory authority provided that any information disclosable pursuant to this CLAUSE 7.3.2 shall be disclosed only to the extent required by such law, order, governmental or other authority and only after prior consultation (if practicable) with the other parties;

      7.3.3 information which is independently developed by the relevant party or acquired from a third party to the extent that it is acquired with the right to use or exploit or disclose the same;

      7.3.4   any announcement made in accordance with the terms of CLAUSE 8.

8.    ANNOUNCEMENTS

8.1 Save, and insofar as required by the rules of any stock exchange or other governmental or regulatory authority (whether or not having the force of law) to which a party may be subject, no announcement shall be made by any party either


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
      before or after Completion in relation to any of the transactions provided for in this Agreement without the prior written consent of both Pioneer and Nationwide, which prior written consent shall not be unreasonably withheld or delayed.

8.2 Each of the parties undertakes to provide all such information known to it or which, on reasonable enquiry, ought to be known to it as may reasonably be required by the other parties for the purpose of complying with the requirements of any stock exchange or other governmental or regulatory authority to which one of the parties to this Agreement is subject.

9.    WAIVER, FORBEARANCE AND VARIATION

9.1 The rights of any party shall not be prejudiced or restricted by any indulgence or forbearance extended to any other party and no waiver by any party in respect of any breach shall operate as a waiver in respect of any subsequent breach.

9.2 This Agreement shall not be amended, varied or cancelled, unless such amendment, variation or cancellation shall be expressly agreed in writing by each party but so that an amendment, variation or cancellation which only affects the rights of particular parties shall only require the agreement of those parties.

10.   GOVERNING LAW, LANGUAGE AND JURISDICTION

10.1 The construction, validity and performance of this Agreement shall be governed in all respects by Polish law.

10.2 All notices or formal communications under or in connection with this Agreement shall be in the English language or in any other language accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail.

10.3

      10.3.1 All disputes arising out of or in connection with this Agreement shall be finally settled by the Arbitration Court at the Polish Chamber of Commerce in Warsaw (Sad Arbitrazowy przy Krajowej Izbie Gospodarczej w Warszawie) in accordance with the Rules of that Court as in force at the date of the filing of the statement of claim.

      10.3.2 Performance under this Agreement shall continue if and so far as reasonably possible during any disagreement or arbitration proceedings.

      10.3.3 The place and seat of the arbitration shall be Warsaw. The language of the arbitration shall be English.


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
11.   PROTECTION OF NAME

      For the avoidance of doubt nothing in this Agreement permits or will permit the Society to use the name "Nationwide" or any derivative thereof in any business conducted by the Society without Nationwide's prior written consent to such use.

12.   SEVERABILITY

      If any of the provisions of this Agreement is found by an arbitrator or other competent authority to be void or unenforceable, such provision shall be deemed to be deleted from this Agreement and the remaining provisions of this Agreement shall continue in full force and effect. Notwithstanding the foregoing the parties shall thereupon negotiate in good faith in order to agree the terms of a mutually satisfactory provision to be substituted for the provision so found to be void or unenforceable.

13.   ENTIRE AGREEMENT

      This Agreement and any other agreement to be entered into on or prior to Completion in accordance with its terms supersedes any previous agreement between the parties in relation to the matters dealt with herein and represents the entire understanding between the parties in relation thereto.

14.   NOTICES

14.1 Any notice to be given under this Agreement shall be in writing and delivered by hand or internationally recognised courier service and/or sent by post (registered delivery if inland and airmail if overseas) or facsimile (in the case of facsimile to be confirmed in writing within 48 hours of being sent by such notice being delivered by hand or sent by registered delivery as aforesaid). The address for service of each party shall by as follows:-


      Party:          THE PIONEER GROUP, INC.

      Address:        60 State Street,
                      Boston MA
                      USA

      Facsimile No:   001 617 422 4286

      Attention of:   Alicja Malecka

      Copy to:        Robert P Nault
                      General Counsel
                      The Pioneer Group, Inc.
                      60 State Street
                      Boston MA
                      USA


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
      Facsimile No:   001 617 422 4293

      Party:          NATIONWIDE GLOBAL HOLDINGS, INC.

      Address:        One Nationwide Plaza
                      Columbus
                      Ohio 43215
                      United States of America

      Facsimile No:   001 614 677 62 54

      Attention of:   David Martin

      Copy to:        Toni Ness
                      Nationwide Global Holdings, Inc.
                      One Nationwide Plaza
                      Columbus,
                      Ohio 43215
                      United States of America

      Facsimile No:   001 614 249 72 54

      Party:          PIONEER POWSZECHNE TOWARZYSTWO EMERYTALNE

      Address:        INTRACO, 29th floor
                      2 Stawki Street
                      00-193 Warsaw
                      Poland

      Facsimile No:   00 48 22 635 8145

      Attention of:   The President of the Management Board


      Any party may change any of its address, fax number or the name of the person for whose attention the notice is to be addressed by serving a notice on the other parties pursuant to this clause.

14.2  A notice shall be deemed to have been served as follows:-

      14.2.1 if delivered by hand or by internationally recognised courier service, at the time of delivery;

      14.2.2 if posted, at the expiration of 48 hours or (in the case of airmail) seven days after the envelope containing the same was delivered into the custody of the postal authorities; and

      14.2.3 if sent by facsimile or telemessage, at the expiration of 12 hours after the same was despatched except that if a notice or other communication would be deemed to be delivered under the above provisions after 5.30pm on any Business Day or on any day which is not a Business Day, then it shall be deemed instead to have been delivered at 9.30am on the next day which is a Business Day.

14.3 In proving such service it shall be sufficient to prove that the envelope was properly addressed and personal delivery was made, or that the envelope containing such notice was delivered into the custody of the postal authorities as a prepaid first class recorded delivery or airmail letter (as appropriate) or that the telex, facsimile or telemessage was properly addressed and transmitted as the case may be.

15.   COUNTERPARTS

      This Agreement may be executed in one or more counterparts each signed by each of the parties and such counterparts shall together constitute one document.


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
                                   SCHEDULE 1
                              WORDS AND EXPRESSIONS


      "ARTICLES": the articles of association of the Society;

      "ASSOCIATE": in relation to Pioneer or Nationwide any subsidiary or holding company of the party or subsidiary of such holding company from time to time (other than the Society);

      "BUSINESS": has the meaning set out in the Shareholders' Agreement;

      "BUSINESS DAY": any day other than a Saturday, Sunday or any bank or other public holiday in Poland;

      "COMPLETION": completion of the Subscription of Subscription Shares in the Society in accordance with CLAUSE 4.5;

      "CONFIDENTIAL INFORMATION": has the meaning set out in CLAUSE 7.1;

      "ENCUMBRANCE" means any interest or equity of any person (including any right to acquire, option or right of pre-emption or conversion) or any mortgage, charge, pledge, lien, assignment, security interest, title retention or any other security agreement or arrangement, or any agreement to create any of the above;

      "FUND": the Pioneer Open Pension Fund;

      "GROUP": either or both of the Pioneer Group or the Nationwide Group and references to "its Group" shall be to the Pioneer Group or the Nationwide Group as the context shall require;

      "INITIAL BUDGET": the first budget for the Society in the agreed terms;

      "INITIAL BUSINESS PLAN": the first business plan for the Society in the agreed terms;

      "IN THE AGREED TERMS": in the form of the draft agreed by or on behalf of the parties attached to this Agreement and initialled for identification by or on behalf of Pioneer and Nationwide; and

      "MANAGEMENT BOARD": the management board of the Society;

      "NATIONWIDE GROUP": Nationwide and its Associates from time to time;

      "PENSION LAW": the Law of 28 August 1997 on the Organisation and Operation of Pension Funds, as amended;

      "PIONEER GROUP": Pioneer and its Associates from time to time;

      "SHARES": shares in the share capital of the Society;

      "SHAREHOLDERS' AGREEMENT": the shareholders' agreement entered into by Pioneer and Nationwide on the date of this Agreement;

      "SUBSCRIPTION SHARES": the 145,714 shares of PLN 100 each to be subscribed for by Nationwide pursuant to this Agreement;

      "SUPERVISORY BOARD": the supervisory board of the Society;

                                   SCHEDULE 2.
                              EVENTS AT COMPLETION

1.    PIONEER'S AND THE SOCIETY'S COMPLETION OBLIGATIONS

      Pioneer and the Society will be obliged to deliver to Nationwide (or otherwise make available to the satisfaction of Nationwide):

1.1 A copy of the resolution of the board of directors of Pioneer ratifying the execution by Pioneer of this Agreement, the Shareholders' Agreement and the other documents to be executed by it of Completion;

1.2 a share certificate in respect of the Subscription Shares subscribed by Nationwide, such share certificate to be in the name of Nationwide;

1.3   a copy of the resolution referred to in CLAUSE 2.1.1;

1.4   a copy of the Permission from UNFE referred to in cLAUSE 2.1.3; and

1.5 an extract from the register maintained by Registration Court evidencing the increase in the share capital of the Society, the allotment of the Subscription Share to Nationwide and the amendments in the agreed terms to the Articles.

2.    NATIONWIDE'S COMPLETION OBLIGATIONS

      Nationwide's obligations are to deliver to Pioneer and the Society:

2.1 a copy of the resolution of the board of directors of Nationwide authorising or ratifying the execution by Nationwide of this Agreement, the Shareholders' Agreement and the other documents to be executed by it at Completion.

2.2   a copy of the confirmation referred to in CLAUSE 2.1.2.

SIGNATURES:




/s/ Alicja Malecka
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For THE PIONEER GROUP, INC.


/s/ David M. Martin
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For NATIONWIDE GLOBAL HOLDINGS, INC.


/s/ Tomasz Orlik
--------------------------------------------------------------------------------
For PIONEER POWSZECHNE TOWARZYSTWO EMERYTALNE S.A.


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